SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2009

BALQON CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	000-52337 (Commission File Number)	33-0989901 (IRS Employer Identification No.)

1701 E. Edinger, Unit E-3, Santa Ana, California 92705
(Address of principal executive offices) (Zip Code)

(714) 836-6342
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 25, 2009, Balqon Corporation (the “Company”) executed a Business Financing Agreement, dated February 18, 2009, with Bridge Bank, National Association (the “Lender”) (the “Initial Agreement”).  On February 27, 2009, the Company executed a Business Financing Modification Agreement, dated February 26, 2009, which modified the Initial Agreement (the “Modification Agreement,” and together with the Initial Agreement, the “Credit Agreement”).  The Credit Agreement provides the Company with a accounts receivable based credit facility in the aggregate amount of up to $5,000,000 (the “Credit Facility”).  Under the terms of the Credit Agreement, the Company may not borrow in excess of $500,000 unless and until the Company receives an executed term sheet with respect to an equity financing of at least $2,500,000 on terms and conditions acceptable to the Lender.

The Credit Facility is formula-based and generally provides that the outstanding borrowings under the Credit Facility may not exceed an aggregate of 80% of eligible accounts receivable.  The Company must immediately pay any advance made under the Credit Facility within 90 days of the earlier of (i) the invoice date of the receivable that substantiated the advance or (ii) the date on which the advance was made.

Interest on the Credit Facility is payable monthly.  The interest rate is variable and is adjusted monthly based on the per annum prime rate as published by the Lender plus two percentage points, subject to a minimum rate of 6.0% per annum.

In the event of a default and continuation of a default, the Lender may accelerate the payment of the principal balance requiring the Company to pay the entire indebtedness outstanding on that date.  Upon the occurrence and during the continuation of an event of default, the interest rate applicable to the outstanding balance borrowed under the Credit Facility will be increased by five percentage points above the per annum interest rate that would otherwise be applicable.

The Credit Facility is secured by a continuing first priority security interest in all the Company’s personal property (subject to customary exceptions).  The Credit Agreement may be terminated at any time by either party to the Credit Agreement.  If the Company terminates the Credit Agreement prior to February 18, 2010, the Company will owe a termination fee equal to 1.00% of the dollar amount resulting from dividing the credit limit then in effect under the Credit Agreement by 80% (or such greater or lesser percentage as the Lender may establish from time to time).

A copy of the Initial Agreement and the Modification Agreement are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Report and are incorporated herein by this reference. The description of the Credit Agreement in this Report is qualified in its entirety by the terms of the Credit Agreement.

ITEM 2.03    CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

As described in Item 1.01 of this Report, the Company entered in to a material credit facility on February 25, 2009.  The disclosures regarding the Credit Facility in Item 1.01 of this Report are incorporated by reference into this Item 2.03.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

10.1	Business Financing Agreement, dated February 18, 2009, between Bridge Bank, National Association and the Company.

10.2	Business Financing Modification Agreement, dated February 26, 2009, between Bridge Bank, National Association and the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALQON CORPORATION

Date: March 3, 2009	By:	/s/ BALWINDER SAMRA
Balwinder Samra President and Chief Executive Officer

EXHIBITS ATTACHED TO THIS FORM 8-K

Exhibit No.	Description

10.1	Business Financing Agreement, dated February 18, 2009, between Bridge Bank, National Association and the Company.

10.2	Business Financing Modification Agreement, dated February 26, 2009, between Bridge Bank, National Association and the Company.